EXHIBIT 10.1
                                  ------------

                         MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of December, 2003 by and between STRATEGY PARTNERS, LLC, a limited liability company organized under the laws of the State of California (hereinafter "STRATEGY"), and ZENITH TECHNOLOGY, INC., a corporation organized under the laws of the State of Nevada (hereinafter the "Company", and together with STRATEGY, the "Parties").

The  Parties  agree  as  follows:

I.     Retention

A.     MANAGEMENT  CONSULTANT.  The  Parties acknowledge that STRATEGY personnel
       ----------------------
are highly skilled in the field of rendering advice to business organizations such as the Company, including but not limited to: (a) assistance in the implementation of a strategic growth plan; (b) corporate strategy; (3) budgeting of future corporate investments; (4) acquisition and divestiture decisions; (5) federal and state securities law disclosure compliance; and (6) debt and equity financings. Strategy shall render management consulting services from time to time to it regarding the Company and its subsidiaries, if any, their financial and business affairs and their relationships with their lenders and stockholders, and the operation and expansion of their businesses. Subject to the request of Company, Strategy's personnel shall attend meetings of the Board of Directors of the Company and its subsidiaries and shall be available to the Company's managers, auditors and other personnel for consultation and advice, subject to Strategy's reasonable convenience and scheduling. Performance objectives for the current undertaking include, but is not limited to, strategic recapitalization of the Company; introduction of various private equity funds and special situation investors; preparation and structuring of 2004 employee stock incentive plan and 2004 management incentive program; corporate governance consulting to align Company with NASDAQ Smallcap qualitative listing standards and Sarbanes-Oxley Act of 2002; assistance in building IR and PR strategy commensurate with the Company's growth and prospects.

B.     CONSULTANT.  In  addition to the management consulting services set forth
       ----------
above, STRATEGY also shall from time to time during the term of this Agreement provide, on a non-exclusive basis, financial consulting services to the Company, and in its capacity as financial consultant to the Company, STRATEGY shall maintain its familiarity with the Company's operations, prospects, assets, capitalization and financial position, the trading markets for its securities if relevant, and such other related factors as STRATEGY deems relevant. STRATEGY will advise the Company as to opportunities in the financial markets for the Company, assist the Company in all of its financing transactions and advise the Company in any future recapitalization transactions, acquisitions or dispositions of assets or a similar transaction.


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C.     MERGERS  AND  ACQUISITIONS  CONSULTING.  The  Company  further  retains
       --------------------------------------
STRATEGY on a non-exclusive basis, for purposes of introducing the Company to strategically identified investment banks, financial groups and/or other investors or to be introduced to an opportunity that may be an appropriate acquisition or acquisitions for the Company (each, a "Target") so that the Company can discuss with such Target, potential investment opportunities in the Company which may be in the form of an equity investment, merger, takeover or similar transaction. All entities introduced by STRATEGY to the Company
                       ---            ----------
constitute potential Targets hereunder. The Company shall identify and promptly refer to STRATEGY (i) all persons or entities who have been in contact with the Company prior to the date hereof regarding a possible Transaction (as defined below) and (ii) all persons or entities who make inquiries to the Company during the term of this Agreement regarding a possible Transaction, and such persons or entities, as applicable, shall be added to Exhibit A hereto.

II.     PERFORMANCE  OF  MANAGEMENT  CONSULTING  SERVICES

A.     SERVICES.  STRATEGY  hereby  agrees during the term of this engagement to
       ---------
consult with the Company Board, in such manner and on such business and financial matters as may be reasonably requested from time to time by the Company Board, including, but not limited to: (1) implementation of a Strategic Growth Plan; (2) corporate strategy; (3) budgeting of future corporate investments; (4) acquisition and divestiture decisions; (5) issues related to federal, state and self regulatory organization disclosure compliance; and
(6)  debt  and  equity  financings.

B.     APPOINTMENT  AND  REPLACEMENT  OF  STRATEGY  PERSONNEL.  STRATEGY  shall
       ------------------------------------------------------
provide and devote to the performance of services under this Agreement such employees, agents and delegees of STRATEGY as STRATEGY shall deem appropriate (collectively, "STRATEGY Personnel"). STRATEGY Personnel shall include (but may not be limited to) those persons listed in Appendix A hereto, as the same may be
                                           ----------
amended from time to time. STRATEGY may replace its STRATEGY Personnel at any time, for any reason and from time to time, with or without cause, in its sole discretion, and shall provide written notice to the Company of the new persons who will replace such STRATEGY Personnel, if any. The time dedicated by STRATEGY Personnel in providing the services hereunder shall be determined in the sole discretion of STRATEGY. The Company shall provide STRATEGY Personnel with appropriate space, facilities access and office furniture and equipment at the Company's principal headquarters in Lake Forest, California and any other facility of the Company or its subsidiaries as such personnel shall reasonably request, complete and unfettered access to Company books and records, personnel and information (except as shall be limited or restricted by the provisions of a non-disclosure agreement to be entered into with the Company and approved by STRATEGY) as such personnel shall reasonably request, and the full and complete cooperation of the Company, its subsidiaries, and their respective directors, officers, employees agents and representatives in any other manner, to enable such personnel to render services hereunder.


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III.     FINANCIAL  CONSULTING  SERVICES.
         -------------------------------

A. STRATEGY shall act as the financial consultant to the Company in connection with the Company's efforts to raise capital and or find an opportunity that may be an appropriate acquisition or acquisitions for the Company through an initial transaction (the "Initial Transaction") and subsequent transactions, which may include an offering of securities, or through a sale, merger, business combination or similar transaction involving the Company (each, a "Subsequent Transaction" and, together with the Initial Transaction and every other prior, Subsequent Transaction, if any, a "Transaction"). STRATEGY's activities will be coordinated with the Company's management, controlling shareholders, other professional advisors and the Company's board of directors (all of whom will cooperate with STRATEGY). In each case STRATEGY shall use all reasonable efforts, as appropriate, to:

     a. assist the Company to retain investment bankers and, if applicable, provide legal counsel, in preparing appropriate term sheets, subscription agreements and other documents required in connection with the Transaction;
     b. assist the Company in negotiations and due diligence of potential acquisition targets;
     c.   evaluate  financial assumptions and forecasts prepared by the Company;
     d. advise on the Value of the Company, or seek outside financial valuation services for the Company or a TARGET;
     e.   examine  the  capital  structure  of  the  Company;
     f. review any offering documents, if any, prepared by the Company for use in any Transaction;
     g.   assist  with  the  identification  of  potential  Financing  Sources;
     h.   arrange  meetings  with  Financing  Sources;
     i. perform disclosure compliance, including without limitation assistance in the preparation of interim and periodic reports to be filed with the Securities and Exchange Commission;
     j. optimize compensation strategy for management and other key employees of the Company; and
     k. at the Company's sole discretion, become a member of the board of directors of the Company, or accept appointment of a member of STRATEGY PERSONNEL to the Board of the Company.

IV.     COMPENSATION.
        ------------

STRATEGY shall be entitled to receive, and the Company agrees to pay STRATEGY, the following compensation:

COMPENSATION FOR MANAGEMENT CONSULTING. Company agrees to provide and deliver to
--------------------------------------
STRATEGY five million two hundred and seventeen thousand (5,217,000) shares of the Company's Common Stock as initial payment due on signing of this Agreement, which shares shall be construed as payment for services to be rendered by STRATEGY on behalf of the Company for the next twelve months for its role as Management Consultant, and for the substantial completion of the performance


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
objectives outlined in Part I, Paragraph A above ("Initial Engagement"). Such payment shall be received by STRATEGY no later than January 5, 2004. The shares issued to STRATEGY hereunder shall be registered for public sale pursuant to a registration statement or statements filed with the Securities and Exchange Commission ("SEC") on Form S-8, to be filed not later than February 12, 2004. Company agrees to further compensate STRATEGY, in connection with its management consulting services in relation to corporate strategy consulting and the filing of interim, quarterly and annual federal securities disclosure reports, including preparation of appropriate forms and Edgarization of such forms for filing with the U.S. Securities and Exchange Commission, STRATEGY will charge its normal hourly rates for services rendered, as shown in Appendix A, and
                                                                 ----------
agrees to be compensated in the form of common stock of Company, and to receive such stock in lieu of cash payment for services rendered, provided that such shares shall be similarly registered with the SEC on Form S-8. Valuation of said stock will be calculated based upon the 10-trading day average closing bid value of the 'Company's Common Stock immediately preceding the date of the applicable invoice issued by STRATEGY to the Company.

COMPENSATION  FOR  FINANCIALCONSULTING/M&A  CONSULTING.  Upon the success of any
------------------------------------------------------
Transaction, the Company shall issue a Warrant to purchase 2,500,000 shares of restricted Common Stock at an exercise price of $.25 cents per share. Such warrants shall be entitled to anti-dilution, registration and other rights, as set forth in the warrant. Upon the closing of any Transaction, including any and all financings, sale of assets, merger, acquisition or combination of assets and capital raises for the Company, or any other equivalent transaction, STRATEGY will be paid at each such closing an amount equal to 5% of the gross value of or proceeds received by the Company at closing (the "Gross Proceeds") up to $1,000,000, plus 4% of any Gross Proceeds between $1,000,001 and $2,000,000,
             ----
plus  3% of any Gross Proceeds between $2,000,001 and $3,000,000, plus 2% of any
   -                                                              ----
Gross Proceeds greater than $3,000,001. The Company agrees promptly to reimburse STRATEGY, whether or not a Transaction shall be proposed or consummated, for all reasonable out-of-pocket costs and expenses incurred by STRATEGY in connection with the performance of its services hereunder, including, but not limited to, reasonable telephone and telex expenses and lodging and travel costs, upon submission of appropriate invoices to the Company. It is understood and agreed that compensation, if any, due and payable by the Company to third parties such as banks, advisors and finders in connection with any Transaction are separate and independent of any compensation payable to STRATEGY in respect of such Transaction.

It is expressly agreed between the parties that no compensation is being or will be awarded to STRATEGY in the form of stock registered pursuant to Form S-8 for any service that directly or indirectly promotes or maintains a market for the Company's securities. If such services are to be provided, STRATEGY will notify Company and the parties shall agree in advance that such fees will be paid in cash, in restricted securities or in non-restricted securities which have been registered or exempt from registration, or some combination thereof, prior to commissioning, performing and/or issuing an invoice for said services.

At all times other than for the Initial Engagement, STRATEGY will provide written cost estimates to the Company within two (2) business days prior to undertaking any services not expressly commissioned within this Agreement or, if commissioned, require additional clarification as to the nature and scope of such services.


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

     The Company agrees to assist STRATEGY in its engagement by the Company hereunder by:

     making available to STRATEGY all information concerning the Company's business, assets, operations and financial condition as may be reasonably requested by STRATEGY and/or any potential Financing Source; and

     making available to STRATEGY the Company's management, other personnel and the appropriate representatives of its independent public accountants for discussions and consultations at such times as STRATEGY may reasonably request in furtherance of STRATEGY's obligations hereunder.

     STRATEGY shall be entitled to rely upon all reports of the Company and all information supplied to it by the Company or its authorized employees and representatives. The Company represents and warrants that all such information supplied to STRATEGY shall be true, correct and complete. STRATEGY shall not in any respect be responsible for, or have any obligation to verify, the accuracy or completeness of any such report or information and the Company shall indemnify and hold harmless STRATEGY against any losses, claims, damages or liabilities resulting from such inaccuracy or lack of completeness.

V.     INDEMNIFICATION

The Company agrees to indemnify, defend and hold harmless STRATEGY, its affiliates and representatives, and their respective shareholders, partners, directors, officers and employees (collectively, the "STRATEGY Indemnified Parties") against any claims, actions (wherever located), damages, losses, liabilities or costs, including, without limitation, defense costs, court costs and reasonable attorneys' fees and expenses incurred in investigation or defense thereof (collectively, "Damages"), whether arising out of, based upon or related to (i) acts or alleged acts taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, (ii) acts or alleged acts taken or omitted to be taken by any STRATEGY Indemnified Party with the Company's consent or in conformity with the Company's acts or omissions or (iii) STRATEGY's engagement hereunder, any Transaction or the services contemplated hereby. However, the Company shall not be liable for Damages incurred by a STRATEGY Indemnified Party to the extent that a court having competent jurisdiction shall have determined by final judgment that such Damages resulted primarily and directly from the willful malfeasance or gross negligence of such STRATEGY Indemnified Party.

The Company agrees that no STRATEGY Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) for any Damages sustained by the Company (or any person claiming through the Company) unless a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such Damages resulted primarily and directly from the willful malfeasance or gross negligence of such STRATEGY Indemnified Party under circumstances where STRATEGY's act or failure to act was not specifically requested or consented to by the Company. Notwithstanding the above, STRATEGY's liability hereunder shall not exceed the amount of fees


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

actually received by STRATEGY hereunder (excluding any amounts received as reimbursement of legal fees and expenses incurred by STRATEGY).

The provisions of this Article V shall apply to STRATEGY's engagement under this Agreement, activities relating to such engagement occurring prior to the date hereof, and any subsequent modification of or amendment to such engagement, and shall remain in full force and effect following the completion or termination of such engagement.

VI.     CONFIDENTIALITY.
        ---------------

By their execution hereof, each Party acknowledges to and agrees with the other that in the exercise of the rights granted and duties delegated to such Party pursuant to this Agreement, such Party may be or become familiar with or aware of certain Confidential Information (as such term is hereinafter defined) disclosed by the other, or one or more of its respective officers, directors, employees, shareholders, partners, agents or representatives (each of such relationships being defined herein as an "Affiliate"). Accordingly, each such Party hereby agrees that any and all Confidential Information disclosed or furnished to it, or to any of its Affiliates, by the other or any of its Affiliates, is and shall remain proprietary to the disclosing Party. Neither Party, nor any Affiliate thereof, shall have any rights to distribute or divulge any of such Confidential Information to any third party without the prior, written consent of the disclosing Party, nor use any of such Confidential
Information in any way detrimental to the disclosing Party or to any of its Affiliates, or in any way which would otherwise destroy, injure or impair any of its or its Affiliates' rights in or in respect of any such Confidential Information including, without limitation, by using any of such Confidential information to establish or assist any person or entity which is, or will be, directly or indirectly in competition with the Company. For purposes of this Agreement, the term "Confidential Information" shall mean any and all proprietary information belonging to the Party disclosing such information hereunder, whether tangible or intangible, written or oral, including, without limitation, any intellectual property rights, books and records, computer software and files, lists of (or proprietary information concerning) its customers, suppliers, vendors and other business relationships, and any other item which may properly be classified as a protected trade secret under the California Trade Secrets Act, as amended. Each Party hereby expressly agrees and understands that the agreements to abide by the provisions of this Section VI constitute a material part of the consideration inducing each Party to make available the Shares hereunder, and that any violation of such provisions could create immediate and irreparable harm to the disclosing Party. In the event that any receiving Party is requested in any proceeding to disclose any Confidential Information, such Party shall give the Disclosing Party notice of such request so that the Disclosing Party may seek an appropriate protective order. If, in the absence of a protective order, a Receiving Party may nonetheless be compelled to disclose Confidential Information, it may disclose such Information without liability hereunder; provided, however, that we give you written notice
                              --------
of the Confidential Information to be so disclosed as far in advance as is practicable. Each Party shall use its respective best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.


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

VII.     REPRESENTATIONS  AND  WARRANTIES;  ENFORCEMENT

Each of the officers, directors and affiliates of the Company and STRATEGY hereby represents and warrants to the other that (i) such Party's representative executing this Agreement has the authority to enter into and bind such Party to the terms of this Agreement, (ii) this Agreement has been duly authorized, executed and delivered by it and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Should either STRATEGY or the Company commence any action, suit or other proceeding to enforce this Agreement or any provision hereof, the prevailing Party in any such action, suit or other proceeding shall be entitled to recover its reasonable attorney's fees and expenses incurred in connection therewith from such other Party.

VIII.     TERM.

The initial term of this Agreement shall be for a period of six (6) months, commencing on the date first mentioned above, and shall automatically renew for additional periods of six (6) months thereafter unless, at least sixty (60) days prior to the date any such term is due to expire, either party shall provide the other with a notice of non-renewal; provided, however, that STRATEGY shall be entitled to receive the full fee set forth in Article IV hereof in the event discussions are held with a Financing Source during the term of this Agreement and a Transaction or other business arrangement is consummated with such Financing Source within 12 months from the date this Agreement is terminated or expires. This Agreement may be terminated by either party in the event the other party shall have committed any material breach or violation of a material representation, warranty, or agreement contained herein; provide that the terminating party shall have delivered notice of such breach or violation to the other party not less than thirty (30) days prior to the date of such termination and, if such breach or violation is cured to the reasonable satisfaction of the terminating party, or waived, within such thirty-day period then no termination of this Agreement shall occur, or shall be deemed to have occurred.

IX.     NOTICES

All notices, requests, demands, payments, consents and other communications hereunder shall be transmitted in writing and delivery thereof shall be complete when (a) delivered in person (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is sent by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service or by registered or certified mail (receipt requested), postage and other charges prepaid, in each case addressed as follows:

Company:     Zenith  Technology,  Inc.
             2600  Michelson  Drive,  17th  Floor
             Irvine,  California  92612
             Attn:  Tim Williams


Consultant:  Strategy  Partners,  LLC
             2600  Michelson  Drive,  17th  Floor
             Irvine,  California  92612
             Attn:  Omar  A.  Rizvi


Either of the Parties may change its address by giving notice of such change of address to the other in accordance with the terms of this Article IX.


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

X.     NO  PROJECTIONS  OR  REPRESENTATIONS

The Parties acknowledge and represent that no projections or representations regarding the amount of income, sales, or profits they can expect to earn or receive by virtue of this Agreement have been received by either Party. The Parties acknowledge that no representations or warranties inconsistent with this Agreement were made to induce either Party to execute this Agreement.

The Parties acknowledge that neither of the Parties nor any other person can guarantee the successful arrangement or completion of all or any portion of a Transaction. The undersigned, by signing this Agreement, acknowledge that they have read same and that they have been requested to state in writing hereafter and prior to execution hereof any terms, claims, covenants, promises, or representations, including representations as to any income, sales, or profit projections, that were made by either of the Parties or its representatives contrary to the provisions of this Agreement, including the persons making same, the location, and date thereof.

XI.     ENTIRE  AGREEMENT

The undersigned acknowledge that they, and each of them, have read this Agreement in full, are cognizant of each and every one of the terms and provisions hereof and are agreeable thereto, that no representations or agreements, whether oral or written, except as hereinafter set forth, have been made or relied upon and that any and all prior agreements or understandings between the Parties, relating to the subject matter of this Agreement, whether oral or written, are canceled by the execution of this Agreement. The undersigned also acknowledge that the signatures affixed hereto were affixed as the wholly voluntary act of the persons who signed this Agreement, and that the terms and provisions of this Agreement cannot be changed or modified unless in writing signed by the Company and STRATEGY acting through their respective authorized representatives. No modification or amendment of any provision of this Agreement shall be construed as a waiver, breach, amendment, modification or cancellation of any other provision. As of the date hereof, this Agreement constitutes the entire agreement and understanding between the Company and STRATEGY.

XII.     WAIVER  OF  RIGHTS

Any delay or failure by either of the Parties to enforce any rights or remedies under this Agreement shall not be construed as a waiver of such rights or remedies. Any waiver, including a waiver of default, in any one instance, shall not constitute a continuing waiver or a waiver in any other instance. Any acceptance of money or other performance by either of the Parties shall not constitute a waiver of any default, except as to the payment or performance so received.

XIII.     VALIDITY  OF  PARTS;  HEADINGS

Any invalidity of any portion of this Agreement shall not affect the validity of the remaining portion, and unless substantial performance of this Agreement is frustrated by any such invalidity, this Agreement shall continue in full force and effect. The headings used herein are inserted for purposes of convenience only and shall not be used in interpreting the provisions hereof.


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

XIV.     EXECUTION;  COUNTERPARTS;  FACSIMILE  SIGNATURES.
         ------------------------------------------------

This Agreement shall not be binding on either of the Parties unless and until it shall have been accepted and signed by authorized officers or directors of the Company and STRATEGY. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

XV.     ASSIGNMENT.
        ----------

This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, successors, and assigns provided that no Party may assign this Agreement without the prior written consent of the other Party.

XVI.     GOVERNING  LAW;  JURISDICTION.
         -----------------------------

This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any conflicts of laws principles of any jurisdiction (including California). The Parties irrevocably submit to the exclusive jurisdiction of the Federal and California State courts located in the County of Orange for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or Transactions contemplated hereby, and (i) hereby irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such courts, (ii) to the extent that any such Party has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, hereby waive, to the fullest extent permitted by law, such immunity and (iii) agree not to commence any action, suit or proceeding relating to this Agreement other than in such courts. Each of the Parties hereby waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) such Party is not personally subject to the jurisdiction of any such courts, (b) such Party is immune from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such Party or its property, (c) that venue in such county is in any way improper, or (d) that any such suit, action or proceeding is brought in an inconvenient forum. The Parties hereby waive any right to trial by jury in connection with any dispute, action or proceeding relating to this Agreement, a Transaction or any matter contemplated hereby. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.


                                      E-11
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     IN  WITNESS  WHEREOF,  the  Parties hereto have caused this Agreement to be duly  executed  as  of  the  day  and  year  first  above  written.


STRATEGY  PARTNERS,  LLC                    WITNESS:


/s/ Omar A. Rizvi
-------------------------                   -------------------------
By:  Omar  A.  Rizvi
Its: Managing  Member


Zenith  Technology,  Inc.                   ATTEST:


/s/ Tim Williams                            /s/
------------------------------              -------------------------
By:  Tim Williams      .                    By:
Its: Chief Executive Officer                Its: Secretary


                                      E-12
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